Exhibit 2

UNOFFICIAL TRANSLATION OF POWER OF ATTORNEY GRANTED BY GRUPO MÉXICO, S.A.B. DE

C.V. IN FAVOR OF MAURICIO IBAÑEZ CAMPOS

“PUBLIC DEED THIRTY-SIX THOUSAND NINE HUNDRED SIXTEEN

BOOK NUMBER EIGHT HUNDRED EIGHTY-NINE

In Mexico, Federal District, on August 7 of two thousand twelve.

I, MR. JOSÉ LUIS VILLAVICENCIO CASTAÑEDA, Notary Public number two hundred eighteen of the Federal District, certify the POWER OF ATTORNEY granted by “GRUPO MÉXICO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, represented by Messrs. DANIEL MUÑIZ QUINTANILLA and FRANCISCO JAVIER GARCÍA DE QUEVEDO TOPETE (who also declares to use, from time to time, the name FRANCISCO XAVIER GARCÍA DE QUEVEDO TOPETE), in the following terms:

CLAUSES

SOLE.- “GRUPO MÉXICO”, SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, represented as mentioned, grants to RODRIGO SANDOVAL NAVARRO and MAURICIO IBAÑEZ CAMPOS the following power of attorney:

a) General power for lawsuits and collections with all the general and special authorities, including the authorities that require a special clause pursuant to the law, but without granting authority to transfer assets, in the terms of the first paragraph of article two thousand five hundred and fifty-four and article two thousand five hundred and eighty-seven of the Civil Code for the Federal District (Código Civil para el Distrito Federal) and its correlatives of the Federal Civil Code (Código Civil Federal) and the Civil Codes of the States of the Republic (Códigos Civiles de los Estados de la República), including the authority to withdraw, including from “amparo” proceedings, file criminal accusations and complaints, settle, appoint arbitrators, make and respond to requests for admission, recuse judges, receive payments, file all types of appeals or recourses, consent to judgments, make biddings in judicial auctions or sales, intervene in investigations and criminal procedures in which the corporation is a party, assist the Public Ministry (Ministerio Público), bring criminal indemnity actions and actions for damages, withdraw from all of the mentioned proceedings, grant waivers and in general take all legal actions necessary for the defense and protection of the rights of the corporation before Civil, Federal, State, Municipal, Military, and Labor authorities of any nature, including the Secretary of Labor and Social Security and Federal and Local Labor tribunals.

This power of attorney expressly authorizes the attorneys-in-fact to appear in the conciliatory stage and in each and all stages, hearings and proceedings to take place in labor trials referred to by articles eight hundred seventy-six, eight hundred seventy-eight and other related articles of the Federal Labor Law (Ley Federal del Trabajo), with all of the powers corresponding to such representation, including the authority set forth in article eleven of the Federal Labor Law (Ley Federal del Trabajo).

This power of attorney will be exercised individually by the persons mentioned above.

b) Power of attorney for acts of administration in the terms of the second paragraph of article two thousand five hundred and fifty-four of the Civil Code for the Federal District (Código Civil para el Distrito Federal) and its correlatives of the Federal Civil Code (Código Civil Federal) and the Civil Codes of the States of the Mexican Republic (Códigos Civiles de los Estados de la República Mexicana).

This power of attorney shall be exercised jointly by any two of the persons mentioned above or by any one of them jointly with another person that has the same or is hereafter granted sufficient powers …

… I, THE NOTARY, CERTIFY THAT:

I.-    I duly identified myself as a Notary before the appearing parties, confirmed their identities with the documents attached in the appendix to this deed marked with letter “A, who in my opinion have legal capacity to execute this act;

II.-    The appearing parties represent that all the representations made by them in this deed were made under oath and that the Notary warned them about the felonies that are incurred by those who declare false information to a Notary;

III.-    The represented corporation has the legal capacity to celebrate this act and the authority invoked has not been revoked;

IV.-    The appearing parties represent that they are:

(i)    DANIEL MUÑIZ QUINTANILLA, Mexican by birth, from Mexico, Federal District, where he was born on June four of nineteen seventy-three, married, lawyer, with an address at …;

(ii)    FRANCISCO JAVIER GARCÍA DE QUEVEDO TOPETE, Mexican by birth, from Mexico, Federal District, where he was born on November twenty seven of nineteen forty-six, married, entrepreneur, with an address at …;

V.-    The documents listed and attached to this deed are consistent with the originals of these documents I had on sight;

VI.-    I read this deed to the appearing parties, and I explained its value, content consequences and legal extent; and

VII.-    That with knowledge of its contents and after I informed them of their right to personally read this instrument, they expressed their conformity with, and complete understanding of, the deed and granted it the day of its date ACT in which I AUTHORIZE DEFINITELY.

I GIVE FAITH.

Signature of DANIEL MUÑIZ QUINTANILLA and FRANCISCO JAVIER GARCÍA DE QUEVEDO TOPETE.- Signature of JOSE LUIS VILLAVICENCIO CASTAÑEDA.

(Authorizing Seal). …”

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